Exhibit 28(a)(iii)

                               THE 787 FUND, INC.

                             ARTICLES SUPPLEMENTARY

     THE 787 FUND, INC., a Maryland corporation (the "Corporation"), registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), certifies that:

     FIRST: Immediately prior to the effectiveness of these Articles Supplementary of the Corporation, the Corporation has authority to issue six hundred million (600,000,000) shares of Common Stock with the par value of one-tenth of one cent ($.001) per share and having an aggregate par value of six hundred thousand dollars ($600,000), classified as follows:

Series                                                Shares
------                                             -----------
Gabelli Enterprise Mergers and Acquisitions Fund
   Class A Common Stock                            200,000,000
   Class B Common Stock                            100,000,000
   Class C Common Stock                            100,000,000
   Class Y Common Stock                            100,000,000
   Undesignated Common Stock                       100,000,000
                                                   -----------
   Total                                           600,000,000

     SECOND: By action of the Board of Directors of the Corporation, the one hundred million (100,000,000) unissued shares of Undesignated Common Stock are hereby classified and redesignated as one hundred million (100,000,000) unissued shares of Class AAA Common Stock. The resulting classification of all the authorized Common Stock of the Corporation is as follows:

Series                                                Shares
------                                             -----------
Gabelli Enterprise Mergers and Acquisitions Fund
   Class A Common Stock                            200,000,000
   Class B Common Stock                            100,000,000
   Class C Common Stock                            100,000,000
   Class Y Common Stock                            100,000,000
   Class AAA Common Stock                          100,000,000
                                                   -----------
   Total                                           600,000,000

     THIRD: The shares of the Corporation classified pursuant to Article Second of these Articles Supplementary have been classified by the Board of Directors under the authority contained in the Charter.

     FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of each class of the Corporation shall be subject to all provisions of the Charter relating to stock of the Corporation.

     FIFTH: These Articles Supplementary were approved by a majority of the Corporation's Board of Directors in accordance with the Maryland General Corporation Law and the Charter and Bylaws of the Corporation.

     SIXTH: These Articles Supplementary do not increase the total number of authorized shares of capital stock of the Corporation or the aggregate par value thereof.

     SEVENTH: By resolution of the Board of Directors of the Corporation, the Corporation's Treasurer, Agnes Mullady, is authorized to attest these Articles Supplementary on behalf of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed, and witnessed, in its name and on its behalf by its undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation; and that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date: November 17, 2009                 THE 787 FUND, INC.


                                        By: /s/ Bruce Alert
                                            ---------------
                                        Name: Bruce Alpert
                                        Title: President


WITNESS:


By: /s/ Agnes Mullady
    -----------------
Name: Agnes Mullady
Title: Treasurer


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